Exhibit 4.1
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            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            --------------------------------------------------------

     This First Amendment to Amended and Restated Credit Agreement is made as of this 14 day of May, 2001 by and among

          WICKES INC. (formerly Wickes Lumber Company), a Delaware corporation (the "Borrower"), and each of those financial institutions identified as Lenders on Annex I hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), and

          FLEET RETAIL FINANCE INC., acting as agent for the Lenders in the manner and to the extent described in Article 11 hereof (in such capacity, the "Agent"), and

          BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), and

          FLEET NATIONAL BANK, as issuer of letters of credit (in such capacity, the "Issuing Bank")

     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                               W I T N E S S E T H

          A. Reference is made to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 13, 2000 by and among the Borrower, the Lenders, the Agent, the Documentation Agent and the Issuing Bank.

          B. The Borrower, the Lenders, and the Agent, desire to modify and amend certain provisions of the Credit Agreement, effective as of March 31, 2001.

          Accordingly, the Agent, the Lenders, the Documentation Agent, the Issuing Bank, and the Borrower agree as follows:

          1.   Definitions.  (a) Capitalized terms used herein and not otherwise
               -----------
               defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          2.   Amendments to Article 9 of the Credit  Agreement.  The provisions
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               of  Article 9 of the  Credit  Agreement  are  hereby  amended  by modifying the provisions of Section 9.2 to provide that the required minimum Consolidated Net Worth for the fiscal quarter ending March 31, 2001 shall be "20,600,000.00".

          3.   Conditions Precedent to Effectiveness. This First Amendment shall
               -------------------------------------
               not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

          a. This First Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Agent and the Majority Lenders.

          b. All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this First Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

          c. The Borrower shall have provided such additional instruments and documents to the Agent as the Agent and Agent's counsel may have reasonably requested.

          4.   Miscellaneous.
               -------------

          a. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

          b. This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

     Any  determination  that  any  provision  of this  First  Amendment  or any
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     application hereof is invalid,  illegal or unenforceable in any respect and
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     in any instance shall not effect the validity,  legality, or enforceability
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     of such  provision  in any other  instance,  or the  validity,  legality or
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     enforceability of any other provisions of this First Amendment.
     ---------------------------------------------------------------

     The  Borrower  shall pay on demand  all costs and  expenses  of the  Agent,
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     including,  without  limitation,  reasonable  attorneys' fees in connection
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     with the  preparation,  negotiation,  execution  and delivery of this First
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     Amendment.
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     The Borrower  warrants and represents  that the Borrower has consulted with
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     independent  legal counsel of the Borrower's  selection in connection  with
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     this  First  Amendment  and  is  not  relying  on  any  representations  or
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     warranties  of the  Agent  or its  counsel  in  entering  into  this  First
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     Amendment.
     ----------

          IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

                                    WICKES INC.


                                    by____________________________________
                                            Name:        James A. Hopwood
                                            Title:          CFO
                                            Address:     706 N. Deerpath Drive
                                                         Vernon Hills, IL 60061


                                    FLEET RETAIL FINANCE INC.,
                                    as Agent and Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    BANK OF AMERICA, N.A.,
                                    as Documentation Agent and Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    FOOTHILL CAPITAL CORPORATION,
                                    as Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    LASALLE BANK, NATIONAL ASSOCIATION,
                                    as Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    THE CIT GROUP/BUSINESS CREDIT INC.,
                                    as Lender,



                                    by____________________________________
                                            Name:
                                            Title:

                                    CONGRESS FINANCIAL CORPORATION (CENTRAL), as Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    AMERICAN NATIONAL BANK AND
                                    TRUST COMPANY OF CHICAGO,
                                    as Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    debis FINANCIAL SERVICES, INC.,
                                    as Lender,


                                    by____________________________________
                                            Name:
                                            Title:

                                    COMERICA BANK,
                                    as Lender,


                                    by____________________________________
                                            Name:
                                            Title:
644928.2